Exhibit 99.1

FOR IMMEDIATE RELEASE

VEREIT® Announces Fourth Quarter and Full Year 2016 Operating Results
Exceeded Business Plan Disposition Targets with $2.6 Billion of Sales since 2015
Issued $1.0 Billion of Senior Notes and $702.5 Million of Equity; Significantly Improved Balance Sheet
Received Investment-Grade Ratings on Debt from Two Rating Agencies

Phoenix, AZ, February 23, 2017-- VEREIT, Inc. (NYSE: VER) (“VEREIT” or the “Company”) announced today its operating results for the three months and full year ending December 31, 2016, as well as progress on its business plan.

2016 Highlights

•	Net Loss of $200.8 million and Net Loss per diluted share of $0.29

•	Achieved $0.78 AFFO per diluted share, within the 2016 guidance range of $0.75 - $0.78

•	Completed $1.14 billion in dispositions and $100.2 million of acquisitions

•	Decreased Debt from $8.1 billion to $6.4 billion and Net Debt from $8.0 billion to $6.1 billion

•	Reduced Net Debt to Normalized EBITDA from 7.0x to 5.7x since the beginning of 2016

•	Issued $1.0 billion of senior notes and completed $702.5 million common stock offering; prepaid the Company’s senior notes due February 2017

•	Credit rating updates:

◦	S&P raised its corporate credit rating of VEREIT to 'BB+' and the rating on corporate debt to 'BBB-'

◦	Fitch issued VEREIT a first time investment grade rating of ‘BBB-‘

◦	Moody’s affirmed the ‘Ba1’ credit rating of VEREIT and revised the outlook to ‘positive’

•	Cole Capital® raised $487.2 million of new equity capital

Fourth Quarter and Full Year 2016 Consolidated Financial Results

Revenue
Consolidated revenue for the quarter ended December 31, 2016 decreased $31.5 million to $351.9 million as compared to revenue of $383.4 million for the same quarter in 2015. Consolidated revenue for 2016 decreased $0.1 billion to $1.5 billion as compared to revenue of $1.6 billion for 2015.

Net (Loss) Income and Net (Loss) Income Attributable to Common Stockholders and Limited Partners per Diluted Share
Consolidated net loss for the quarter ended December 31, 2016 decreased $74.0 million to a net loss of $118.2 million as compared to net loss of $192.2 million for the same quarter in 2015, and net loss per diluted share decreased $0.09 to $0.14 for the quarter ended December 31, 2016, as compared to a net loss per diluted share of $0.23 for the same quarter in 2015. Consolidated net loss for 2016 decreased $122.7 million to $200.8 million as compared to a net loss of $323.5 million in 2015. Net loss per diluted share decreased $0.14 to $0.29 for 2016, as compared to a net loss per diluted share of $0.43 for 2015.

Normalized EBITDA
Consolidated normalized EBITDA for the quarter ended December 31, 2016 decreased $15.3 million to $271.4 million as compared to normalized EBITDA of $286.7 million for the same quarter in 2015. Normalized EBITDA for 2016 decreased $0.1 billion to $1.1 billion as compared to $1.2 billion in 2015.

Funds From Operations Attributable to Common Stockholders and Limited Partners (“FFO”) and FFO per Diluted Share
FFO for the quarter ended December 31, 2016 increased $48.9 million to $53.5 million, as compared to $4.6 million for the same quarter in 2015, and FFO per diluted share increased $0.05 to $0.05 for the quarter ended December 31, 2016, as compared to $0.00 for the same quarter in 2015. FFO for 2016 increased $28.2 million to $613.4 million, as compared to $585.2 million for 2015, and FFO per diluted share for 2016 increased $0.01 to $0.64, as compared to $0.63 for 2015.

Adjusted FFO Attributable to Common Stockholders and Limited Partners (“AFFO”) and AFFO per Diluted Share
AFFO for the quarter ended December 31, 2016 decreased $12.6 million to $170.6 million, as compared to $183.2 million for the same quarter in 2015, and AFFO per diluted share decreased $0.03 to $0.17 for the quarter ended December 31, 2016, as compared to $0.20 for the same quarter in 2015. AFFO for 2016 decreased $40.6 million to $741.5 million, as compared to $782.1 million for 2015, and AFFO per diluted share for 2016 decreased $0.06 to $0.78, as compared to $0.84 for 2015.

Common Stock Dividend Information
On February 22, 2017, the Company’s Board of Directors declared a quarterly dividend of $0.1375 per share for the first quarter of 2017, representing an annual distribution rate of $0.55 per share. The dividend will be paid on April 17, 2017 to common stockholders of record as of March 31, 2017.

Balance Sheet and Liquidity
At the end of the quarter, the Company had $2.3 billion of capacity remaining under its $2.8 billion credit facility. The credit facility is made up of a $500.0 million term loan and a revolving line of credit, which was fully undrawn.

2017 Guidance
The Company expects its 2017 AFFO per diluted share to be in a range between $0.70 and $0.73. This guidance assumes dispositions and acquisitions each totaling $450 million to $600 million at an average cash cap rate of 6.5% to 7.5%, real estate operations with average occupancy of approximately 98.0% and same-store rental growth approximating 0.5%. The guidance range also assumes Cole Capital will contribute $0.02 to $0.03 of AFFO per diluted share, including 2017 capital raise of $400 million to $500 million, excluding the Cole REITs’ distribution reinvestment plans (“DRIP”) proceeds, and Cole acquisitions of $800 million to $1.0 billion.

The Company also expects to target balance sheet net debt to normalized EBITDA between 5.7x and 6.0x.

Consolidated Financial Statistics
Consolidated Financial Statistics as of the quarter ended December 31, 2016 are as follows: Net Debt to Normalized EBITDA of 5.7x, Fixed Charge Coverage Ratio of 2.9x, Unencumbered Gross Real Estate Assets to Total Gross Assets ratio of 66.4%, Net Debt to Gross Real Estate Assets of 39.6% and Weighted Average Debt Term of 4.4 years.

Management Commentary
Glenn J. Rufrano, Chief Executive Officer, stated, “By the end of 2016, we had substantially achieved the core components of our August 2015 business plan, exceeding expectations in many areas. Our successful execution created a more diversified portfolio, a stronger balance sheet, a healthier Cole Capital and a stable dividend. These efforts were rewarded with investment-grade ratings on our debt and the ability to acquire quality assets in the fourth quarter,” stated Glenn J. Rufrano, Chief Executive Officer. “In 2017, we will continue to focus on providing a safe balance sheet along with a diversified portfolio through strategic dispositions and leverage neutral acquisitions.”

Fourth Quarter and Full Year 2016 Real Estate Investment (“REI”) Financial Results
Revenue
REI segment revenue for the quarter ended December 31, 2016 decreased $22.8 million to $327.3 million as compared to revenue of $350.1 million for the same quarter in 2015, primarily due to 2016 dispositions. Revenue for 2016 decreased $0.1 billion to $1.3 billion as compared to $1.4 billion in 2015, primarily due to 2015 and 2016 dispositions.

Net Income (Loss)
REI segment net income for the quarter ended December 31, 2016 increased $20.0 million to $14.0 million as compared to a net loss of $6.0 million for the same quarter in 2015, primarily due to lower interest expense, a smaller loss on disposition of real estate and a reserve taken for a note receivable in the fourth quarter of 2015 offset by lower operating income in the fourth quarter of 2016. Net loss for 2016 decreased $66.7 million to $69.4 million as compared to a net loss of $136.1 million in 2015, primarily due to lower interest expense, a gain on disposition of real estate in 2016 versus a loss on disposition of real estate in 2015 and a reserve taken for a note receivable in 2015 offset by lower operating income in 2016.

Normalized EBITDA
REI segment normalized EBITDA for the quarter ended December 31, 2016 decreased $11.9 million to $268.9 million as compared to normalized EBITDA of $280.8 million for the same quarter in 2015, primarily due to 2016 dispositions. Normalized EBITDA for 2016 decreased $0.1 billion to $1.1 billion as compared to $1.2 billion in 2015, primarily due to 2015 and 2016 dispositions.

FFO and FFO per Diluted Share
REI segment FFO for the quarter ended December 31, 2016 decreased $5.1 million to $185.8 million, as compared to $190.9 million for the same quarter in 2015, and FFO per diluted share decreased $0.02 to $0.19 for the quarter ended December 31, 2016, as compared to $0.21 for the same quarter in 2015. FFO for 2016 decreased $27.7 million to $744.9 million, as compared to $772.6 million for 2015, and FFO per diluted share for 2016 decreased $0.05 to $0.78, as compared to $0.83 for 2015.

AFFO and AFFO per Diluted Share
REI segment AFFO for the quarter ended December 31, 2016 decreased $7.5 million to $179.8 million, as compared to $187.3 million for the same quarter in 2015, and AFFO per diluted share decreased $0.02 to $0.18 for the quarter ended December 31, 2016, as compared to $0.20 for the same quarter in 2015. AFFO for 2016 decreased $43.9 million to $725.3 million, as compared to $769.2 million for 2015, and AFFO per diluted share for 2016 decreased $0.07 to $0.76, as compared to $0.83 for 2015.

Real Estate Portfolio Update
As of December 31, 2016, the Company’s portfolio consisted of 4,142 properties with total portfolio occupancy of 98.3%, investment grade tenancy of 41.2% and a weighted-average remaining lease term of 9.9 years.

Same-Store Rent Increases
During the quarter ended December 31, 2016, same-store rents (4,119 properties) increased 0.1% as compared to the same quarter in 2015. Excluding the impact of the bankruptcy filing of Ovation Brands, Inc., same store rental revenue increased 0.8%, during the quarter ended December 31, 2016, as compared to the same quarter in 2015.

Property Dispositions
During the quarter ended December 31, 2016, the Company disposed of 78 properties for approximately $394.9 million at an average cash cap rate of 7.4%, including $86.9 million in net sales of Red Lobster restaurants. The gain on fourth quarter sales was approximately $17.7 million, excluding goodwill allocation.

During 2016, the Company disposed of 302 properties for approximately $1.14 billion at a weighted average cash cap rate of 6.9%, including $246.5 million in net sales of Red Lobster restaurants. The gain on 2016 sales was approximately $108.0 million, excluding goodwill allocation.

Property Acquisitions
During the fourth quarter of 2016, the Company acquired seven properties for approximately $80.2 million at an average cash cap rate of 6.7%.
During 2016, the Company acquired eight properties for approximately $100.2 million at an average cash cap rate of 6.8%.

Fourth Quarter and Full Year 2016 Cole Capital® Financial Results

Revenue
Cole Capital segment revenue for the quarter ended December 31, 2016 decreased $8.7 million to $24.6 million, as compared to revenue of $33.3 million for the same quarter in 2015, primarily due to lower transaction and offering related revenue associated with lower capital raise during the fourth quarter of 2016. Revenue for 2016 increased $4.5 million to $119.4 million, as compared to $114.9 million in 2015, primarily due to an increase in offering and advisory related fees as a consequence of increased capital raise offset by a decrease in transaction related revenue.

Net Income (Loss)
Cole Capital segment net loss for the quarter ended December 31, 2016 decreased $54.1 million to $132.2 million, as compared to a net loss of $186.3 million for the same quarter in 2015, primarily due to the lower goodwill impairment charge, no intangible asset impairment charge, partially offset by a reduction of the tax benefit in the fourth quarter of 2016. Net Loss for 2016 decreased $55.9 million to $131.5 million, as compared to $187.4 million in 2015, primarily due to the lower goodwill impairment charge, no intangible asset impairment charge, partially offset by a reduction of the tax benefit in 2016.

Normalized EBITDA
Cole Capital segment normalized EBITDA for the quarter ended December 31, 2016 decreased $3.5 million to $2.4 million, as compared to normalized EBITDA of $5.9 million for the same quarter in 2015, primarily due to the decrease in net revenue in the fourth quarter of 2016. Normalized EBITDA for 2016 decreased $2.2 million to $25.5 million, as compared to $27.7 million in 2015, primarily due to the decrease in net revenue in 2016.

FFO and FFO per Diluted Share
Cole Capital segment FFO for the quarter ended December 31, 2016 increased $54.1 million to $(132.2) million, as compared to $(186.3) million for the same quarter in 2015, and FFO per diluted share for 2016 increased $0.07 to $(0.13) per diluted share, as compared to $(0.20) for the quarter ending December 31, 2015. FFO for 2016 increased $55.9 million to $(131.5) million, as compared to $(187.4) million for 2015, and FFO per diluted share for 2016 increased $0.06 to $(0.14), as compared to $(0.20) for 2015.

AFFO and AFFO per Diluted Share
Cole Capital segment AFFO for the quarter ended December 31, 2016 decreased $5.0 million to $(9.2) million, as compared to $(4.2) million for the same quarter in 2015, and AFFO per diluted share increased $0.01 to $0.01 per diluted share, as compared to $0.00 for the same quarter in 2015. AFFO for 2016 increased $3.3 million to $16.2 million, as compared to $12.9 million for 2015, and AFFO per diluted share for 2016 increased $0.01 to $0.02, as compared to $0.01 for 2015.

Investment Management Capital Raise
During the quarter, Cole Capital raised $104.0 million of capital on behalf of its sponsored non-listed REITs (the “Cole REITs”), including $36.5 million through the Cole REITs’ DRIP, compared to $150.2 million, including $33.8 million of DRIP proceeds, in the fourth quarter of 2015. During 2016, Cole Capital raised $629.7 million, including $142.6 million of DRIP proceeds, compared to $403.7 million, including $132.8 million of DRIP proceeds for 2015.

Investment Management Acquisitions
Cole Capital invested $173.1 million in 15 properties on behalf of the Cole REITs in the fourth quarter of 2016, compared to $236.4 million in 26 properties in the fourth quarter of 2015. Cole Capital invested $660.2 million in 55 properties on behalf of the Cole REITs in 2016, compared to $992.2 million in 158 properties for 2015.

Subsequent Events - Consolidated

Property Acquisitions
From January 1, 2017 through February 17, 2017, the Company acquired one property for a purchase price of $46.0 million at a cash cap rate of 7.1%. In addition, the Company consolidated the fee and leasehold interest of three properties with the accompanying land purchases for $20.4 million.

Property Dispositions
From January 1, 2017 through February 17, 2017, the Company disposed of 19 properties for an aggregate sales price of $62.3 million at an average cash cap rate of 7.5%, including $29.2 million in net sales of Red Lobster restaurants.

Cole Capital Equity Raise
In January 2017, Cole Capital raised $33.4 million of capital on behalf of the Cole REITs, including $12.4 million through DRIP.

Audio Webcast Details

The live audio webcast, beginning at 10:00 a.m. ET on Thursday, February 23, 2017, is available by accessing this link:
http://ir.vereit.com/. Participants should log in 10-15 minutes early.

Following the call, a replay of the webcast will be available at the link above and archived for up to 12 months following the call.

About the Company
VEREIT is a leading, full-service real estate operating company with investment management capability. VEREIT owns and actively manages a diversified portfolio of retail, restaurant, office and industrial real estate assets with a total asset book value of $15.6 billion including 4,142 properties totaling approximately 93.3 million square feet, located in 49 states, as well as Puerto Rico and Canada. Additionally, VEREIT manages $7.3 billion of gross real estate investments on behalf of the Cole Capital® non-listed REITs. VEREIT is a publicly traded Maryland corporation listed on the New York Stock Exchange.  Additional information about VEREIT can be found on its website at www.VEREIT.com and through social media platforms such as Twitter and LinkedIn.

Media Contacts
Parke Chapman
Rubenstein Associates
212.843.8489 | pchapman@rubenstein.com

John Bacon, Senior Vice President, Corporate Communications
VEREIT
60.778.6057 | JBacon@VEREIT.com

Investor Contact
Bonni Rosen, Director, Investor Relations
VEREIT
877.405.2653 | BRosen@VEREIT.com

Definitions
Descriptions of FFO and AFFO, EBITDA and Normalized EBITDA, Debt Outstanding, Net Debt and Interest Expense, Excluding Non-Cash Amortization are provided below. Refer to pages 8 through 27 for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure and the calculations of our Fixed Charge Coverage Ratio, Net Debt to Normalized EBITDA Annualized Ratio, Net Debt Leverage Ratio and Unencumbered Asset Ratio.
Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”)
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), an industry trade group, has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under U.S. GAAP.
NAREIT defines FFO as net income or loss computed in accordance with U.S. GAAP, excluding gains or losses from disposition of property, depreciation and amortization of real estate assets and impairment write-downs on real estate including the pro rata share of adjustments for unconsolidated partnerships and joint ventures. We calculated FFO in accordance with NAREIT's definition described above.
In addition to FFO, we use adjusted funds from operations as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. AFFO, as defined by the Company, excludes from FFO non-routine items such as acquisition related expenses, litigation and other non-routine costs, gains or losses on sale of investment securities or mortgage notes receivable and legal settlements and insurance recoveries not in the ordinary course of business. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, straight-line rental revenue, unrealized gains or losses on derivatives, reserves for loan loss, gains or losses on the extinguishment or forgiveness of debt, non-current portion of the tax benefit or expense, equity-based compensation and amortization of intangible assets, deferred financing costs, above-market lease assets and below-market lease liabilities. Management believes that excluding these costs from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. AFFO allows for a comparison of the performance of our operations with other publicly-traded REITs, as AFFO, or an equivalent measure, is routinely reported by publicly-traded REITs, and we believe often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and AFFO, in addition to net income (loss), as defined by GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, NAREIT, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate AFFO and its use as a non-GAAP financial performance measure.
EBITDA and Normalized EBITDA
Normalized EBITDA as disclosed represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to exclude non-routine items such as acquisition related expenses, merger and other non-routine transactions costs, gains or losses on sale of investments, legal settlements and insurance recoveries not in the ordinary course of business and extinguishment of debt cost. We also exclude certain non-cash items such as impairments of intangible assets, straight-line rental revenue, unrealized gains or losses on derivatives, write-off of program development costs, and amortization of intangibles, deferred financing costs, above-market lease assets and below-market lease liabilities. Management believes that excluding these costs from EBITDA provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. The Company believes that Normalized EBITDA is a useful non-GAAP supplemental measure to investors and analysts for assessing the performance of the Company’s business segments. Normalized EBITDA should not be considered as an alternative to net income, as computed in accordance with GAAP, or as an indicator of the Company’s financial performance. The Company uses Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company’s strategies. Normalized EBITDA may not be comparable to similarly titled measures of other companies.

Debt Outstanding
Debt Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. We believe that the presentation of Debt Outstanding, which shows our contractual debt obligations, provides useful information to investors to assess our overall liquidity, financial flexibility, capital structure and leverage. Debt Outstanding should not be considered as an alternative to the Company's consolidated debt balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt
Net Debt is a non-GAAP measure used to show the Company's Debt Outstanding, less all cash and cash equivalents. We believe that the presentation of net debt provides useful information to investors because our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Interest Expense, Excluding Non-Cash Amortization
Interest Expense, Excluding Non-Cash Amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt, which excludes the amortization of deferred financing costs, premiums and discounts, which are reported as interest expense in accordance with GAAP. We believe that the presentation of Interest Expense, Excluding Non-Cash Amortization, which shows the interest expense on our contractual debt obligations, provides useful information to investors to assess our overall solvency and financial flexibility. Interest Expense, Excluding Non-Cash Amortization should not be considered as an alternative to the Company's interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.

Forward-Looking Statements
Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which reflect VEREIT’s expectations regarding future events and VEREIT’s future financial condition, results of operations and business, including VEREIT’s 2017 guidance and its ability to provide a safe balance sheet and diversified portfolio. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,” “assumes,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, most of which are difficult to predict and many of which are beyond VEREIT’s control. If a change occurs, VEREIT’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: VEREIT’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts; the developments disclosed herein; VEREIT’s ability to execute on and realize success from its business plan; VEREIT’s ability to meet its 2017 guidance; the unpredictability of the business plans and financial condition of VEREIT’s tenants; the impact of impairment charges in respect of certain of VEREIT’s properties or other assets; risks associated with pending government investigations related to VEREIT’s previously disclosed audit committee investigation and related litigations; the inability of Cole Capital to regain its prior level of capital raise; the ability to retain or hire key personnel; and continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in VEREIT’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. VEREIT disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

VEREIT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data) (Unaudited)

	December 31, 2016	December 31, 2015
ASSETS
Real estate investments, at cost:
Land	$2,895,625	$3,120,653
Buildings, fixtures and improvements	10,644,296	11,445,690
Intangible lease assets	2,044,521	2,218,378
Total real estate investments, at cost	15,584,442	16,784,721
Less: accumulated depreciation and amortization	2,331,643	1,778,597
Total real estate investments, net	13,252,799	15,006,124
Investment in unconsolidated entities	46,077	56,824
Investment in direct financing leases, net	39,455	46,312
Investment securities, at fair value	47,215	53,304
Mortgage notes receivable, net	22,764	24,238
Cash and cash equivalents	256,452	69,103
Restricted cash	45,018	59,767
Intangible assets, net	24,609	50,779
Rent and tenant receivables and other assets, net	330,705	303,637
Goodwill	1,462,203	1,656,374
Due from affiliates	21,349	60,633
Real estate assets held for sale, net	38,928	18,771
Total assets	$15,587,574	$17,405,866

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes payable and other debt, net	$2,671,106	$3,111,985
Corporate bonds, net	2,226,224	2,536,333
Convertible debt, net	973,340	962,894
Credit facility, net	496,578	1,448,590
Below-market lease liabilities, net	224,023	251,692
Accounts payable and accrued expenses	146,137	151,877
Deferred rent, derivative and other liabilities	68,039	87,490
Distributions payable	162,578	140,816
Due to affiliates	16	230
Total liabilities	6,968,041	8,691,907
Commitments and contingencies (Note 15)
Preferred stock, $0.01 par value, 100,000,000 shares authorized and 42,834,138 issued and outstanding as of each of December 31, 2016 and December 31, 2015	428	428
Common stock, $0.01 par value, 1,500,000,000 shares authorized and 974,146,650 and 904,884,394 issued and outstanding as of December 31, 2016 and December 31, 2015, respectively	9,741	9,049
Additional paid-in-capital	12,640,171	11,931,768
Accumulated other comprehensive loss	(2,556)	(2,025)
Accumulated deficit	(4,200,423)	(3,415,233)
Total stockholders’ equity	8,447,361	8,523,987
Non-controlling interests	172,172	189,972
Total equity	8,619,533	8,713,959
Total liabilities and equity	$15,587,574	$17,405,866

VEREIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data) (Unaudited)

	Three Months Ended December 31,
	2016	2015
Revenues:
Rental income	$299,231	$322,079
Direct financing lease income	457	623
Operating expense reimbursements	27,593	27,359
Cole Capital revenue	24,588	33,313
Total revenues	351,869	383,374
Operating expenses:
Cole Capital reallowed fees and commissions	2,234	6,558
Acquisition related	948	734
Litigation, merger and other non-routine costs, net of insurance recoveries	1,512	(7,691)
Property operating	36,596	35,308
General and administrative	44,353	49,160
Depreciation and amortization	191,360	202,415
Impairments	127,537	219,753
Total operating expenses	404,540	506,237
Operating loss	(52,671)	(122,863)
Other (expense) income:
Interest expense, net	(74,613)	(82,591)
Gain (loss) on extinguishment and forgiveness of debt, net	980	(490)
Other income (expense), net	2,013	(3,816)
Reserve for loan loss	—	(15,300)
Equity in (loss) income and gain on disposition of unconsolidated entities	(903)	752
Gain on derivative instruments, net	2,095	677
Total other expenses, net	(70,428)	(100,768)
Loss before taxes and real estate dispositions	(123,099)	(223,631)
Loss on disposition of real estate, net	(199)	(9,727)
Loss before taxes	(123,298)	(233,358)
Benefit from income taxes	5,075	41,127
Net loss	(118,223)	(192,231)
Net loss attributable to non-controlling interests	2,805	4,841
Net loss attributable to the General Partner	$(115,418)	$(187,390)

Basic and diluted net loss per share attributable to common stockholders and limited partners	$(0.14)	$(0.23)
Distributions declared per common share	$0.14	$0.14

VEREIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data) (Unaudited)

	Year Ended December 31,
	2016	2015
Revenues:
Rental income	$1,227,937	$1,339,787
Direct financing lease income	2,055	2,720
Operating expense reimbursements	105,455	98,628
Cole Capital revenue	119,376	114,882
Total revenues	1,454,823	1,556,017
Operating expenses:
Cole Capital reallowed fees and commissions	$23,174	$16,195
Acquisition related	1,321	6,243
Litigation, merger and other non-routine costs, net of insurance recoveries	3,884	33,628
Property operating	144,428	130,855
General and administrative	136,608	149,066
Depreciation and amortization	788,186	847,611
Impairments	303,751	305,094
Total operating expenses	1,401,352	1,488,692
Operating income	53,471	67,325
Other (expense) income:
Interest expense, net	$(317,376)	$(358,392)
(Loss) gain on extinguishment and forgiveness of debt, net	(771)	4,812
Other income, net	6,035	6,439
Reserve for loan loss	—	(15,300)
Equity in income and gain on disposition of unconsolidated entities	9,783	9,092
Loss on derivative instruments, net	(1,191)	(1,460)
Total other expenses, net	(303,520)	(354,809)
Loss before taxes and real estate dispositions	(250,049)	(287,484)
Gain (loss) on disposition of real estate and held for sale assets, net	45,524	(72,311)
Loss before taxes	(204,525)	(359,795)
Benefit from income taxes	3,701	36,303
Net loss	(200,824)	(323,492)
Net loss attributable to non-controlling interests	4,961	7,139
Net loss attributable to the General Partner	$(195,863)	$(316,353)

Basic and diluted net loss per share attributable to common stockholders	$(0.29)	$(0.43)
Distributions declared per common share	0.55	0.28

VEREIT, INC.
CONSOLIDATED EBITDA AND NORMALIZED EBITDA
(In thousands) (Unaudited)

	Three Months Ended December 31,
	2016	2015
Net loss	$(118,223)	$(192,231)
Adjustments:
Interest expense	74,613	82,591
Depreciation and amortization	191,360	202,415
Benefit from income taxes	(5,075)	(41,127)
Proportionate share of adjustments for unconsolidated entities	1,299	1,978
EBITDA	$143,974	$53,626
Loss on disposition of real estate assets, including joint ventures, net	199	9,727
Impairments	127,537	219,753
Reserve for loan loss	—	15,300
Acquisition related expenses	948	734
Litigation, merger and other non-routine costs, net of insurance recoveries	1,512	(7,691)
Gain on derivative instruments, net	(2,095)	(677)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,220	1,299
(Gain) loss on extinguishment and forgiveness of debt, net	(980)	490
Net direct financing lease adjustments	544	544
Straight-line rent, net of bad debt expense related to straight-line rent	(13,163)	(17,589)
Program development costs write-off	11,054	11,295
Other amortization and non-cash charges	(107)	(122)
Proportionate share of adjustments for unconsolidated entities	725	(15)
Normalized EBITDA	$271,368	$286,674

VEREIT, INC.
CONSOLIDATED EBITDA AND NORMALIZED EBITDA
(In thousands) (Unaudited)

	Year Ended December 31,
	2016	2015
Net loss	$(200,824)	$(323,492)
Adjustments:
Interest expense	317,376	358,392
Depreciation and amortization	788,186	847,611
Benefit from income taxes	(3,701)	(36,303)
Proportionate share of adjustments for unconsolidated entities	4,634	9,608
EBITDA	$905,671	$855,816
(Gain) loss on disposition of real estate assets, including joint ventures, net	(55,722)	65,582
Impairments	303,751	305,094
Reserve for loan loss	—	15,300
Acquisition related expenses	1,321	6,243
Litigation, merger and other non-routine costs, net of insurance recoveries	3,884	33,628
Gain on sale and unrealized gains of investment securities	—	(65)
Loss on derivative instruments, net	1,191	1,460
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	5,396	4,522
Loss (gain) on extinguishment and forgiveness of debt, net	771	(4,812)
Net direct financing lease adjustments	2,264	2,037
Straight-line rent, net of bad debt expense related to straight-line rent	(54,190)	(82,398)
Legal settlements	—	(1,250)
Program development costs write-off	14,276	11,295
Other amortization and non-cash charges	(529)	(407)
Proportionate share of adjustments for unconsolidated entities	857	868
Normalized EBITDA	$1,128,941	$1,212,913

VEREIT, INC.
CONSOLIDATED FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended December 31,
	2016	2015
Net loss	$(118,223)	$(192,231)
Dividends on non-convertible preferred stock	(17,973)	(17,972)
Loss (gain) on real estate assets and interest in joint venture, net	199	9,727
Depreciation and amortization of real estate assets	182,190	197,408
Impairment of real estate	6,606	6,414
Proportionate share of adjustments for unconsolidated entities	742	1,277
FFO attributable to common stockholders and limited partners	$53,541	$4,623

Acquisition related expenses	948	734
Litigation, merger and other non-routine costs, net of insurance recoveries	1,512	(7,691)
Impairment of intangible assets	120,931	213,339
Reserve for loan loss	—	15,300
Loss on derivative instruments, net	(2,095)	(677)
Amortization of premiums and discounts on debt and investments, net	(2,684)	(5,107)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,220	1,299
Net direct financing lease adjustments	544	544
Amortization and write off of deferred financing costs	6,417	7,321
Amortization of management contracts	6,240	3,373
Deferred tax benefit	(9,203)	(38,695)
Gain on extinguishment and forgiveness of debt, net	(980)	490
Straight-line rent, net of bad debt expense related to straight-line rent	(13,163)	(17,589)
Equity-based compensation expense	3,631	4,311
Other amortization and non-cash charges	2,873	1,540
Proportionate share of adjustments for unconsolidated entities	835	42
AFFO attributable to common stockholders and limited partners	$170,567	$183,157

Weighted-average shares outstanding - basic	973,681,227	903,638,159
Effect of Limited Partner OP Units and dilutive securities	24,319,992	25,729,149
Weighted-average shares outstanding - diluted	998,001,219	929,367,308

FFO attributable to common stockholders and limited partners per diluted share	$0.05	$—
AFFO attributable to common stockholders and limited partners per diluted share	$0.17	$0.20

VEREIT, INC.
CONSOLIDATED FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Year Ended December 31,
	2016	2015
Net loss	(200,824)	(323,492)
Dividends on non-convertible preferred stock	(71,892)	(71,892)
(Gain) loss on real estate assets and interest in joint venture, net	(55,722)	65,582
Depreciation and amortization of real estate assets	756,315	817,469
Impairment of real estate	182,820	91,755
Proportionate share of adjustments for unconsolidated entities	2,719	5,744
FFO attributable to common stockholders and limited partners	$613,416	$585,166
Acquisition related expenses	1,321	6,243
Litigation, merger and other non-routine costs, net of insurance recoveries	3,884	33,628
Impairment of intangible assets	120,931	213,339
Reserve for loan loss	—	15,300
Legal settlements	—	(1,250)
Gain on investment securities	—	(65)
Loss on derivative instruments, net	1,191	1,460
Amortization of premiums and discounts on debt and investments, net	(14,693)	(19,183)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	5,396	4,522
Net direct financing lease adjustments	2,264	2,037
Amortization and write-off of deferred financing costs	28,063	33,998
Amortization of management contracts	26,171	25,903
Deferred tax benefit	(10,136)	(52,242)
Loss (gain) on extinguishment and forgiveness of debt, net	771	(4,812)
Straight-line rent, net of bad debt expense related to straight-line rent	(54,190)	(82,398)
Equity-based compensation	10,728	14,500
Other amortization and non-cash charges	5,296	3,840
Proportionate share of adjustments for unconsolidated entities	1,044	2,072
AFFO attributable to common stockholders and limited partners	$741,457	$782,058

Weighted-average shares of common stock outstanding - basic	931,422,844	903,360,763
Effect of Limited Partner OP Units and dilutive securities	24,626,646	26,013,303
Weighted-average shares of common stock outstanding - diluted	956,049,490	929,374,066

FFO attributable to common stockholders and limited partners per diluted share	$0.64	$0.63
AFFO attributable to common stockholders and limited partners per diluted share	$0.78	$0.84

VEREIT, INC.
CONSOLIDATED ADJUSTED FUNDS FROM OPERATIONS PER DILUTED SHARE - 2017 GUIDANCE
(Unaudited)

The Company expects its 2017 AFFO per diluted share to be in a range between $0.70 and $0.73. This guidance assumes dispositions and acquisitions each totaling $450 million to $600 million at an average cash cap rate of 6.5% to 7.5%, real estate operations with average occupancy of approximately 98.0% and same-store rental growth approximating 0.5%. The guidance range also assumes Cole Capital will contribute $0.02 to $0.03 of AFFO per diluted share, including 2017 capital raise of $400 million to $500 million, excluding DRIP, and Cole acquisitions of $800 million to $1.0 billion. The Company also expects to target balance sheet net debt to normalized EBITDA between 5.7x and 6.0x. The estimated net loss per basic and diluted share is not a projection and is provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

	Low	High
Basic and diluted net loss per share attributable to common stockholders (1)	$(0.08)	$(0.06)
Depreciation and amortization of real estate assets	0.71	0.72
FFO attributable to common stockholders and limited partners per diluted share	0.63	0.66
Adjustments (2)	0.07	0.07
AFFO attributable to common stockholders and limited partners per diluted share	$0.70	$0.73
_____________________________________
(1) Includes impact of dividends to be paid to preferred shareholders and excludes the effect of non-controlling interests. Excludes the impacts of the gain or loss on sale of real estate and extinguishment of debt.
(2) Includes (i) non-routine items such as acquisition related costs, litigation and other non-routine costs, gains or losses on sale of investment securities and mortgage note receivables, legal settlements and insurance recoveries not in the ordinary course of business and (ii) certain non-cash items such as impairments of intangible assets and goodwill, straight-line rental revenue, unrealized gains or losses on derivatives, amortization of intangible assets, deferred financing costs and above and below market lease amortization as well as equity-based compensation.

VEREIT, INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

	Three Months Ended
	December 31, 2016
Interest expense, excluding non-cash amortization	$70,830
Secured debt principal amortization	6,076
Dividends attributable to preferred shares	17,973
Total fixed charges	94,879
Normalized EBITDA	271,368
Fixed charge coverage ratio	2.86	x

	December 31, 2016
Debt Outstanding	$6,400,896
Less: cash and cash equivalents	256,452
Net Debt	6,144,444
Normalized EBITDA annualized	1,085,472
Net Debt to Normalized EBITDA annualized ratio	5.66	x

Net Debt	$6,144,444
Gross Real Estate Investments	15,507,082
Net Debt leverage ratio	39.6%

Unencumbered Gross Real Estate Investments	$10,292,186
Gross Real Estate Investments	15,507,082
Unencumbered asset ratio	66.4%

December 31, 2016
Mortgage notes payable and other debt, net	$2,671,106
Corporate bonds, net	2,226,224
Convertible debt, net	973,340
Credit facility, net	496,578
Total debt - as reported	6,367,248
Adjustments:
Deferred financing costs, net	55,660
Net premiums	(22,012)
Debt Outstanding	$6,400,896

Three Months Ended
December 31, 2016
Interest expense - as reported	$74,613
Adjustments:
Amortization of deferred financing and issuance costs	(6,514)
Amortization of net premiums	2,731
Interest expense, excluding non-cash amortization	$70,830

VEREIT, INC.
SEGMENT REPORTING - STATEMENTS OF OPERATIONS
(REI Segment)
(In thousands) (Unaudited)

	Three Months Ended December 31,
	2016	2015
Revenues:
Rental income	$299,231	$322,079
Direct financing lease income	457	623
Operating expense reimbursements	27,593	27,359
Total real estate investment revenues	327,281	350,061
Operating expenses:
Acquisition related	923	673
Litigation, merger and other non-routine costs, net of insurance recoveries	1,512	(7,691)
Property operating	36,596	35,308
General and administrative	13,267	16,646
Depreciation and amortization	182,190	197,409
Impairment of real estate	6,606	6,414
Total operating expenses	241,094	248,759
Operating income	86,187	101,302
Other (expense) income:
Interest expense	(74,613)	(82,591)
Gain (loss) on extinguishment and forgiveness of debt, net	980	(490)
Other income, net	1,856	(4,226)
Reserve for loan loss	—	(15,300)
Equity in (loss) income and gain on disposition of unconsolidated entities	(903)	752
Gain on derivative instruments, net	2,095	677
Total other expenses, net	(70,585)	(101,178)
Income before taxes and disposition of real estate	15,602	124
Loss on disposition of real estate assets, net	(199)	(9,727)
Income (loss) before income taxes	15,403	(9,603)
(Provision for) benefit from income taxes	(1,415)	3,642
Net income (loss)	$13,988	$(5,961)

VEREIT, INC.
SEGMENT REPORTING - STATEMENTS OF OPERATIONS
(Cole Capital Segment)
(In thousands) (Unaudited)

	Three Months Ended December 31,
	2016	2015
Revenues:
Offering-related fees and reimbursements	$3,683	$9,927
Transaction service fees and reimbursements	2,320	5,413
Management fees and reimbursements	18,585	17,973
Total Cole Capital revenues	24,588	33,313
Operating Expenses:
Cole Capital reallowed fees and commissions	2,234	6,558
Acquisition related	25	61
General and administrative	31,086	32,514
Depreciation and amortization	9,170	5,006
Impairments of intangible assets	120,931	213,339
Total operating expenses	163,446	257,478
Operating loss	(138,858)	(224,165)
Total other income, net	157	410
Loss before taxes	(138,701)	(223,755)
Benefit from income taxes	6,490	37,485
Net loss	$(132,211)	$(186,270)

VEREIT, INC.
SEGMENT REPORTING - EBITDA AND NORMALIZED EBITDA
(REI Segment)
(In thousands) (Unaudited)

	Three Months Ended December 31,
	2016	2015
Net income (loss)	$13,988	$(5,961)
Adjustments:
Interest expense	74,613	82,591
Depreciation and amortization	182,190	197,409
Provision for (benefit from) income taxes	1,415	(3,642)
Proportionate share of adjustments for unconsolidated entities	1,299	1,978
EBITDA	$273,505	$272,375
Loss on disposition of real estate assets, including joint ventures, net	199	9,727
Impairments of real estate assets	6,606	6,414
Reserve for loan loss	—	15,300
Acquisition related expenses	923	673
Litigation, merger and other non-routine costs, net of insurance recoveries	1,512	(7,691)
Gain on derivative instruments, net	(2,095)	(677)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,220	1,299
(Gain) loss on extinguishment and forgiveness of debt, net	(980)	490
Net direct financing lease adjustments	544	544
Straight-line rent, net of bad debt expense related to straight-line rent	(13,163)	(17,589)
Other amortization and non-cash charges	(50)	(28)
Proportionate share of adjustments for unconsolidated entities	725	(15)
Normalized EBITDA	$268,946	$280,822

VEREIT, INC.
SEGMENT REPORTING - EBITDA AND NORMALIZED EBITDA
(REI Segment)
(In thousands) (Unaudited)

	Year Ended December 31,
	2016	2015
Net loss	(69,373)	(136,095)
Adjustments:
Interest expense	317,376	358,392
Depreciation and amortization	756,314	817,477
Benefit from income taxes	6,110	3,569
Proportionate share of adjustments for unconsolidated entities	4,634	9,608
EBITDA	1,015,061	1,052,951
(Gain) loss on disposition of real estate assets, including joint ventures, net	(55,722)	65,582
Impairments	182,820	91,755
Reserve for loan loss	—	15,300
Acquisition related expenses	1,257	5,649
Litigation, merger and other non-routine costs, net of insurance recoveries	3,884	33,628
Gain on sale and unrealized gains of investment securities	—	(65)
Loss on derivative instruments, net	1,191	1,460
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	5,396	4,522
Loss (gain) on extinguishment and forgiveness of debt, net	771	(4,812)
Net direct financing lease adjustments	2,264	2,037
Straight-line rent, net of bad debt expense related to straight-line rent	(54,190)	(82,398)
Legal settlements	—	(1,250)
Other amortization and non-cash charges	(124)	(8)
Proportionate share of adjustments for unconsolidated entities	857	868
Normalized EBITDA	1,103,465	1,185,219

VEREIT, INC.
SEGMENT REPORTING - EBITDA AND NORMALIZED EBITDA
(Cole Capital Segment)
(In thousands) (Unaudited)

	Three Months Ended December 31,
	2016	2015
Net loss	$(132,211)	$(186,270)
Adjustments:
Depreciation and amortization	9,170	5,006
Benefit from income taxes	(6,490)	(37,485)
EBITDA	$(129,531)	$(218,749)
Management adjustments:
Impairment of intangible assets	120,931	213,339
Acquisition related expenses	25	61
Program development cost write-off	11,054	11,295
Other amortization and non-cash charges	(57)	(94)
Normalized EBITDA	$2,422	$5,852

VEREIT, INC.
SEGMENT REPORTING - EBITDA AND NORMALIZED EBITDA
(Cole Capital Segment)
(In thousands) (Unaudited)

	Year Ended December 31,
	2016	2015
Net loss	(131,451)	(187,397)
Adjustments:
Depreciation and amortization	31,872	30,134
Benefit from income taxes	(9,811)	(39,872)
EBITDA	$(109,390)	$(197,135)
Management adjustments:
Impairment of intangible assets	120,931	213,339
Acquisition related expenses	64	594
Program development cost write-off	14,276	11,295
Other amortization and non-cash charges	(405)	(399)
Normalized EBITDA	$25,476	$27,694

VEREIT, INC.
SEGMENT REPORTING - FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(REI Segment)
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended December 31,
	2016	2015
Net income (loss)	$13,988	$(5,961)
Dividends on non-convertible preferred stock	(17,973)	(17,972)
Loss on disposition of real estate assets, including joint ventures, net	199	9,727
Depreciation and amortization of real estate assets	182,190	197,408
Impairment of real estate	6,606	6,414
Proportionate share of adjustments for unconsolidated entities	742	1,277
FFO attributable to common stockholders and limited partners	$185,752	$190,893

Acquisition related expenses	923	673
Litigation, merger and other non-routine costs, net of insurance recoveries	1,512	(7,691)
Reserve for loan loss	—	15,300
Gain on derivative instruments, net	(2,095)	(677)
Amortization of premiums and discounts on debt and investments, net	(2,684)	(5,107)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,220	1,299
Net direct financing lease adjustments	544	544
Amortization and write-off of deferred financing costs	6,417	7,321
(Gain) loss on extinguishment and forgiveness of debt, net	(980)	490
Straight-line rent, net of bad debt expense related to straight-line rent	(13,163)	(17,589)
Equity-based compensation expense	1,523	1,840
Other amortization and non-cash charges	—	1
Proportionate share of adjustments for unconsolidated entities	835	42
AFFO attributable to common stockholders and limited partners	$179,804	$187,339

Weighted-average shares outstanding - basic	973,681,227	903,638,159
Effect of Limited Partner OP Units and dilutive securities	24,319,992	25,729,149
Weighted-average shares outstanding - diluted	998,001,219	929,367,308

FFO attributable to common stockholders and limited partners per diluted share	$0.19	$0.21
AFFO attributable to common stockholders and limited partners per diluted share	$0.18	$0.20

VEREIT, INC.
SEGMENT REPORTING - FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(REI Segment)
(In thousands, except for share and per share data) (Unaudited)

	Year Ended December 31,
	2016	2015
Net loss	(69,373)	(136,095)
Dividends on non-convertible preferred stock	(71,892)	(71,892)
Loss on disposition of real estate assets, including joint ventures, net	(55,722)	65,582
Depreciation and amortization of real estate assets	756,315	817,469
Impairment of real estate	182,820	91,755
Proportionate share of adjustments for unconsolidated entities	2,719	5,744
FFO attributable to common stockholders and limited partners	$744,867	$772,563

Acquisition related expenses	1,257	5,649
Litigation, merger and other non-routine costs, net of insurance recoveries	3,884	33,628
Reserve for loan loss	—	15,300
Legal settlements	—	(1,250)
Gain of investment securities	—	(65)
Loss on derivative instruments, net	1,191	1,460
Amortization of premiums and discounts on debt and investments, net	(14,693)	(19,183)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	5,396	4,522
Net direct financing lease adjustments	2,264	2,037
Amortization and write-off of deferred financing costs	28,063	33,998
Loss (gain) loss on extinguishment and forgiveness of debt, net	771	(4,812)
Straight-line rent, net of bad debt expense related to straight-line rent	(54,190)	(82,398)
Equity-based compensation expense	5,448	5,672
Other amortization and non-cash charges	—	8
Proportionate share of adjustments for unconsolidated entities	1,044	2,072
AFFO attributable to common stockholders and limited partners	$725,302	$769,201

Weighted-average shares outstanding - basic	931,422,844	903,360,763
Effect of Limited Partner OP Units and dilutive securities	24,626,646	26,013,303
Weighted-average shares outstanding - diluted	956,049,490	929,374,066

FFO attributable to common stockholders and limited partners per diluted share	$0.78	$0.83
AFFO attributable to common stockholders and limited partners per diluted share	$0.76	$0.83

VEREIT, INC.
SEGMENT REPORTING - FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(Cole Capital Segment)
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended December 31,
	2016	2015
Net loss	$(132,211)	$(186,270)
FFO attributable to common stockholders and limited partners	(132,211)	(186,270)

Acquisition related expenses	25	61
Impairment of intangible assets	120,931	213,339
Amortization of management contracts	6,240	3,373
Deferred tax benefit	(9,203)	(38,695)
Equity-based compensation expense	2,108	2,471
Other amortization and non-cash charges	2,873	1,539
AFFO attributable to common stockholders and limited partners	$(9,237)	$(4,182)

Weighted-average shares outstanding - basic	973,681,227	903,638,159
Effect of Limited Partner OP Units and dilutive securities	24,319,992	25,729,149
Weighted-average shares outstanding - diluted	998,001,219	929,367,308

FFO attributable to common stockholders and limited partners per diluted share	$(0.13)	$(0.20)
AFFO attributable to common stockholders and limited partners per diluted share	$(0.01)	$—

VEREIT, INC.
SEGMENT REPORTING - FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(Cole Capital Segment)
(In thousands, except for share and per share data) (Unaudited)

	Year Ended December 31,
	2016	2015
Net loss	(131,451)	(187,397)
FFO attributable to common stockholders and limited partners	(131,451)	(187,397)

Acquisition related expenses	64	594
Impairment of intangible assets	120,931	213,339
Amortization of management contracts	26,171	25,903
Deferred tax benefit	(10,136)	(52,242)
Equity-based compensation expense	5,280	8,828
Other amortization and non-cash charges	5,296	3,832
AFFO attributable to common stockholders and limited partners	$16,155	$12,857

Weighted-average shares outstanding - basic	931,422,844	903,360,763
Effect of Limited Partner OP Units and dilutive securities	24,626,646	26,013,303
Weighted-average shares outstanding - diluted	956,049,490	929,374,066

FFO attributable to common stockholders and limited partners per diluted share	$(0.14)	$(0.20)
AFFO attributable to common stockholders and limited partners per diluted share	$0.02	$0.01